Exhibit 23.5




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion of this Form 10-K of 360 Communications Company of our report dated March 6, 1998 on our audit of the consolidated financial statements of the Orlando SMSA Limited Partnership as of and for the year ended December 31, 1997; such financial statements are not included separately in this Form 10-K.


                                                        Coopers & Lybrand L.L.P.

Atlanta, Georgia
March 25, 1998